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                  EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE

                                                            Weighted
                                               Net           Average     Per-Share
                                            Earnings         Shares        Amount
                                           ----------      ----------    ---------
Thirteen weeks ended May 2, 1999:
   Basic                                   $3,274,000      55,749,184      $ 0.06
                                           ----------      ----------      ======
     Effect of dilutive stock options              --       2,704,797
                                           ----------      ----------
   Diluted                                 $3,274,000      58,453,981      $ 0.06
                                           ==========      ==========      ======

Thirteen weeks ended May 3, 1998:
   Basic                                   $2,147,000      52,193,341      $ 0.04
                                           ----------      ----------      ======
     Effect of dilutive stock options              --       2,355,274
                                           ----------      ----------
   Diluted                                 $2,147,000      54,548,615      $ 0.04
                                           ==========      ==========      ======


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